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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated May 10, 2000 relating to the consolidated financial statements of Saraide Inc. appearing in the Current Report on Form 8-K/A of InfoSpace, Inc. dated March 10, 2000.

DELOITTE & TOUCHE LLP

San Jose, California
July 25, 2000